UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 9, 2016

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2016, CVR Partners, LP (“CVR Partners”) and Coffeyville Resources, LLC, a wholly-owned subsidiary of CVR Energy, Inc. and the sole member of the general partner of CVR Partners (“Coffeyville”), entered into a guaranty (the “Guaranty”), pursuant to which Coffeyville has agreed to guaranty the indebtedness outstanding pursuant to the Credit and Guaranty Agreement, dated as of April 13, 2011, among Coffeyville Resources Nitrogen Fertilizers, LLC (a subsidiary of CVR Partners), CVR Partners, the lenders party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (the “Credit Facility”). There is currently $125 million outstanding pursuant to the Credit Facility, and the Credit Facility matures in April 2016. If the Credit Facility becomes due prior to a refinancing by CVR Partners, Coffeyville is required to pay the indebtedness pursuant to the Guaranty. CVR Partners' obligation to repay Coffeyville for the indebtedness will be pursuant to a promissory note (the “Note”). The terms of the Note will be mutually agreed upon by the parties, provided, the term will be the lesser of two years or such time that CVR Partners obtains third-party financing (“New Debt”) of at least $125 million on terms acceptable to CVR Partners with a term of greater than one year from the inception of the New Debt.
The summary of the Guaranty in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Guaranty, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Guaranty, dated as of February 9, 2016, by and between CVR Partners, LP and Coffeyville Resources, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 12, 2016

CVR Energy, Inc.

By:	/s/ John R. Walter
John R. Walter
Senior Vice President, General Counsel and Secretary